UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________
FORM 8-K
 ______________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2018
 ______________________________
D.R. Horton, Inc.
(Exact name of registrant as specified in its charter)
______________________________

Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1341 Horton Circle, Arlington, Texas 76011
(Address of principal executive offices)
Registrant’s telephone number, including area code: (817) 390-8200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
 ______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Adoption of Compensatory Plan

On November 6, 2018, the Compensation Committee of the Board of Directors of D.R. Horton, Inc. (the “Company”) adopted and approved the Company’s 2018 Incentive Bonus Plan (the “2018 Bonus Plan”). The purpose of the 2018 Bonus Plan is to provide senior management employees of the Company and its Affiliates with cash-based incentive compensation based upon the level of achievement of financial and other performance criteria. Each of the Company’s executive officers are eligible to participate in the 2018 Bonus Plan. The Compensation Committee, in its sole discretion, will establish Target Award values, select applicable performance periods and set the performance criteria for Awards under the 2018 Bonus Plan based on predetermined objectives for the Company and/or individual participants consistent with the terms of the 2018 Bonus Plan. The Compensation Committee set Target Awards for our named executive officers for fiscal 2019 that were consistent with their historical bonus opportunities under our 2017 Incentive Bonus Plan.

The description and terms of 2018 Bonus Plan provided herein are qualified in their entirety by reference to the full and complete text of the 2018 Bonus Plan, which is attached to this Form 8-K as Exhibit 10.1 and incorporated by reference into this Item 5.02. Capitalized terms not defined herein are defined in the 2018 Bonus Plan.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibit

10.1	D.R. Horton, Inc. 2018 Incentive Bonus Plan, dated November 6, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D.R. Horton, Inc.
Date:	November 9, 2018	By:	/S/ THOMAS B. MONTANO
Thomas B. Montano
Vice President and Secretary

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